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                                                                     Exhibit 3.2








                                     Bylaws



                                       OF



                               TierOne Corporation
                            (a Wisconsin corporation)















                                   As Adopted
                                  April 4, 2002

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                               ARTICLE I. OFFICES

         1.01. Principal and Business Offices. The corporation may have such
               ------------------------------
principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         1.02. Registered Office. The registered office of the corporation
               -----------------
required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

                            ARTICLE II. SHAREHOLDERS

         2.01. Annual Meeting. The annual meeting of the shareholders (the
               --------------
"Annual Meeting"), commencing with the Annual Meeting in 2003, shall be held on the fourth Thursday in April of each year or on such other date and at such time as may be fixed by resolution of the Board of Directors. In fixing a meeting date for any Annual Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment. At each Annual Meeting, the shareholders shall elect that number of directors equal to the number of directors in the class whose term expires at the time of such meeting. At any such Annual Meeting, only other business properly brought before the meeting in accordance with Section 2.14 of these bylaws may be transacted. If the election of directors shall not be held on the date designated herein, or fixed as herein provided, for any Annual Meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders (a "Special Meeting") as soon thereafter as is practicable.

         2.02. Special Meetings.
               ----------------

         (a) A Special Meeting may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the President or (iv) the Board of Directors and shall be called by the Chief Executive Officer upon the demand, in accordance with this Section 2.02, of the holders of record of shares representing at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

         (b) In order that the corporation may determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the "Demand Record Date"). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than ten (10) days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary of the corporation by hand or by certified or

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registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within ten (10) days after the date on which such request is received by the Secretary, the Demand Record Date shall be the tenth (10th) day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder's notice described in paragraph (a) (ii) of Section 2.14 of these bylaws.

         (c) In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting must be delivered to the corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the corporation pursuant to paragraph (b) of this Section 2.02), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the corporation's books, of each shareholder signing such demand and the class and number of shares of the corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within seventy (70) days after the Demand Record Date.

         (d) The corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 2.02, the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined below), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the corporation's costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the corporation's own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as a director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

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         (i)   "Affiliate" of any Person (as defined herein) shall mean any
Person controlling, controlled by or under common control with such first
Person.

         (ii) "Participant" shall have the meaning assigned to such term in Instruction 3 of Item 4 of Rule 14a-101 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (iii) "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

         (iv) "Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

         (v) "Solicitation" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

         (vi) "Soliciting Shareholder" shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following Persons:

               (A) if the number of shareholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (c) of this
     Section 2.02 is ten or fewer, each shareholder signing any such demand;

               (B) if the number of shareholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (c) of this
     Section 2.02 is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the corporation of the documents described in paragraph (c) of this Section 2.02 had engaged or intended to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the corporation); or

               (C) any Affiliate of a Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 2.02 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 2.02 from being evaded.

     (e) Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by whichever of the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors shall have called such meeting. In the case of any Special Meeting called by the Chief Executive Officer upon the demand of shareholders (a "Demand Special Meeting"), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any
                                      --------  --------
Demand Special Meeting shall be not more than seventy (70) days after the


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Meeting Record Date (as defined in Section 2.06 hereof); and provided further
                                                             -------- -------
that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within ten (10) days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least ten percent (10%) of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting are delivered to the corporation (the "Delivery Date"), then such meeting shall be held at 2:00 P.M. local time on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of his, her or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting for the conduct of related business.

         (f) The corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the corporation until the earlier of (i) five (5) Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the corporation that the valid demands received by the Secretary represent at least ten percent (10%) of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

         (g) For purposes of these bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

         2.03. Place of Meeting. The Board of Directors, Chairman of the Board,
               ----------------
the Chief Executive Officer or the President may designate any place, either within or without the State of Wisconsin, as the place of meeting for an Annual Meeting or Special Meeting. If no designation is made, the place of meeting shall be the principal office of the corporation. Any meeting may be adjourned to reconvene at any place designated by vote of the Board of Directors or by the Chairman of the Board, the Chief Executive Officer or the President.

         2.04. Notice of Meeting. Written notice stating the date, time and
               -----------------
place of any meeting of shareholders shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting (unless a different time period is provided by the Wisconsin Business Corporation Law or the articles of incorporation), either personally or by

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mail, by or at the direction of the Chairman of the Board, the Chief Executive
Officer, the President or the Secretary, to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Wisconsin Business Corporation Law. In the event of any Demand Special Meeting, such notice of meeting shall be sent not more than thirty (30) days after the Delivery Date. If mailed, notice pursuant to this Section 2.04 shall be deemed to be effective when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the corporation, with postage thereon prepaid. Unless otherwise required by the Wisconsin Business Corporation Law or the articles of incorporation of the corporation, a notice of an Annual Meeting need not include a description of the purpose for which the meeting is called. In the case of any Special Meeting, (a) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (b) in the case of a Demand Special Meeting, the notice of meeting (i) shall describe any business set forth in the statement of purpose of the demands received by the corporation in accordance with Section 2.02 of these bylaws and (ii) shall contain all of the information required in the notice received by the corporation in accordance with Section 2.14(b) of these bylaws. If an Annual Meeting or Special Meeting is adjourned to a different date, time or place, the corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new Meeting Record Date for an adjourned meeting is
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or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new Meeting Record Date.

         2.05. Waiver of Notice. A shareholder may waive any notice required by
               ----------------
the Wisconsin Business Corporation Law, the articles of incorporation or these bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the Wisconsin Business Corporation Law (except that the time and place of meeting need not be stated) and be delivered to the corporation for inclusion in the corporate records. A shareholder's attendance at any Annual Meeting or Special Meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         2.06. Fixing of Record Date. The Board of Directors may fix in advance
               ---------------------
a date not less than ten (10) days and not more than seventy (70) days prior to the date of an Annual Meeting or Special Meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the "Meeting Record Date"). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within thirty days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of and to vote at the meeting. Except as provided by the

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Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of and to vote at an Annual Meeting or Special Meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new Meeting Record Date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The Board of Directors may also fix in advance a date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose. Such record date shall be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares) or a share dividend is the date on which the Board of Directors authorizes the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

         2.07.    Shareholders' List for Meetings. After a Meeting Record Date
                  -------------------------------
has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section 2.07. The corporation shall make the shareholders' list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

         2.08.    Quorum and Voting Requirements; Postponements; Adjournments.
                  -----------------------------------------------------------

         (a) Shares entitled to vote as a separate voting group may take action on a matter at any Annual Meeting or Special Meeting only if a quorum of those shares exists with respect to that matter. If the corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section 2.08. Except as otherwise provided in the articles of incorporation or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at any Annual Meeting or Special Meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new Meeting Record Date is or must be set for the adjourned meeting. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast

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opposing the action, unless the articles of incorporation or the Wisconsin
Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, each director to be elected shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at an Annual Meeting or Special Meeting at which a quorum is present.

          (b) The Board of Directors acting by resolution may postpone and reschedule any previously scheduled Annual Meeting or Special Meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date. Any Annual Meeting or Special Meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution by shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or
(ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board, the Chief Executive Officer, the President or pursuant to a resolution of the Board of Directors. No notice of the time and place of adjourned meetings need be given except as required by the Wisconsin Business Corporation Law. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

          2.09. Conduct of Meeting. The Chairman of the Board, and in his or her
                ------------------
absence, the Chief Executive Officer, and in his or her absence, the President, and in his or her absence, a Vice President in the order provided under Section
4.09 of these bylaws, and in their absence, any person chosen by the shareholders present shall call any Annual Meeting or Special Meeting to order and shall act as chairperson of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

          2.10. Proxies. At any Annual Meeting or Special Meeting, a shareholder
                -------
may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven
(11) months from the date of its signing unless a different period is expressly provided in the appointment form. Unless otherwise provided, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her appointment of proxy shall not itself constitute a revocation. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiently of proxies.

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          2.11.   Voting of Shares.
                  ----------------

          (a) Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at an Annual Meeting or Special Meeting, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Wisconsin Business Corporation Law or the articles of incorporation of the corporation.

          (b) Shares held by another corporation, if a sufficient number of shares entitled to elect a majority of the directors of such other corporation is held directly or indirectly by this corporation, shall not be entitled to vote at an Annual Meeting or Special Meeting, but shares held in a fiduciary capacity may be voted.

          2.12.   Action Without Meeting. Any action required or permitted by
                  ----------------------
the articles of incorporation or these bylaws or any provision of the Wisconsin Business Corporation Law to be taken at an Annual Meeting or Special Meeting may be taken without a meeting if a written consent or consents, describing the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the corporation for inclusion in the corporate records.

          2.13.   Acceptance of Instruments Showing Shareholder Action. If the
                  ----------------------------------------------------
name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

          (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

          (b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

          (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

          (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

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          (e) Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

     2.14. Notice of Shareholder Business and Nomination of Directors.
           ----------------------------------------------------------

     (a)   Annual Meetings.
           ---------------

          (i) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an Annual Meeting (A) pursuant to the corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this bylaw and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.14.

          (ii) For nominations or other business to be properly brought before an Annual Meeting by a shareholder pursuant to clause (C) of paragraph
(a)(i) of this Section 2.14, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be received by the Secretary of the corporation at the principal offices of the corporation not less than 120 days prior to the anniversary date of the mailing of proxy materials by the corporation in connection with the immediately preceding Annual Meeting, or, in the case of the Annual Meeting in 2003, by the close of business on November 15, 2002; provided,
                                                                       --------
however, that in the event that the date of the Annual Meeting in any given year
-------
has been changed by more than thirty (30) days from the date of the immediately preceding year's Annual Meeting, notice by the shareholder to be timely must be so received not earlier than the 90th day prior to the date of such Annual Meeting and not later than the close of business on the later of (x) the 60th day prior to such Annual Meeting and (y) the tenth (10/th/) day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall be signed by the shareholder of record who intends to make the nomination or introduce the other business (or his duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth: (A) the name and address, as they appear on this corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination or proposal is made; (B) the class and number of shares of the corporation which are beneficially owned by such shareholder or beneficial owner or owners, by any Person (as defined in Section 2.02(d)(iii) hereof) who is Acting in Concert (as defined in Section 2.14(d) hereof) with or who is an affiliate or associate (as such terms are defined in Rule 12b-2

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promulgated under the Exchange Act) of such shareholder, by any Person who is a member of any group with such shareholder with respect to the corporation stock or who is known by such shareholder to be supporting such proposal on the date the notice is given to the corporation, and by each Person who is in control of, is controlled by or is under common control with any of the foregoing Persons (if any of the foregoing Persons is a partnership, corporation, limited liability company, association or trust, information shall be provided regarding the name and address of, and the class and number of shares of corporation stock which are beneficially owned by, each partner in such partnership or limited liability partnership, each director, executive officer and shareholder in such corporation, each member in such limited liability company or association, and each trustee and beneficiary of such trust, and in each case each Person controlling such entity and each partner, director, executive officer, shareholder, member or trustee of any entity which is ultimately in control of such partnership, corporation, limited liability company, association or trust);
(C) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or introduce the other business specified in the notice; (D) in the case of any proposed nomination for election or re-election as a director, (I) the name and residence address of the person or persons to be nominated, (II) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder, (III) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and (IV) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected; (E) in the case of any other business that such shareholder proposes to bring before the meeting, (I) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these bylaws, the language of the proposed amendment, (II) such shareholder's and beneficial owner's or owners' reasons for conducting such business at the meeting and (III) any material interest in such business of such shareholder and beneficial owner or owners; and (F) the identification of any person retained or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation.

     (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.14 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of

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

     the increased Board of Directors made by the corporation at least 120 days prior to the anniversary date of the mailing of proxy materials by the corporation in connection with the immediately preceding Annual Meeting, or, in the case of the Annual Meeting in 2003, by the close of business on November 15, 2002, a shareholder's notice required by this Section 2.14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the corporation not later than the close of business on the tenth (10/th/) day following the day on which such public announcement is first made by the corporation.

          (b) Special Meetings. Only such business shall be conducted at a
              ----------------
Special Meeting as shall have been described in the notice of meeting sent to shareholders pursuant to Section 2.04 of these bylaws. Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who (A) is a shareholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2.14. Any shareholder desiring to nominate persons for election to the Board of Directors at such a Special Meeting shall cause a written notice to be received by the Secretary of the corporation at the principal offices of the corporation not earlier than ninety
(90) days prior to such Special Meeting and not later than the close of business on the later of (x) the 60th day prior to such Special Meeting and (y) the tenth (10/th/) day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such written notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth: (A) the name and address, as they appear on the corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made; (B) the class and number of shares of the corporation which are beneficially owned by such shareholder or beneficial owner or owners, by any Person who is Acting in Concert with or who is an affiliate or associate (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) of such shareholder, by any Person who is a member of any group with such shareholder with respect to the corporation stock or who is known by such shareholder to be supporting such proposal on the date the notice is given to the corporation, and by each Person who is in control of, is controlled by or is under common control with any of the foregoing Persons (if any of the foregoing Persons is a partnership, corporation, limited liability company, association or trust, information shall be provided regarding the name and address of, and the class and number of shares of corporation stock which are beneficially owned by, each partner in such partnership or limited liability partnership, each director, executive officer and shareholder in such corporation, each member in such limited liability company or association, and each trustee and beneficiary of such trust, and in each case each Person controlling such entity and each partner, director, executive officer, shareholder, member or trustee of any entity which is ultimately in control of such partnership, corporation, limited liability company, association or trust); (C) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice; (D) the name and residence address of the person or persons to be nominated; (E) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder; (F) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; (G) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected; and (H) the identification of any person retained or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation.

                (c)  General.
                     -------

                     (i) Only persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to serve as directors. Only such business shall be conducted at an Annual Meeting or Special Meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section
          2.14. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.14 and, if any proposed nomination or business is not in compliance with this Section 2.14, to declare that such defective proposal shall be disregarded.

                     (ii) For purposes of this Section 2.14, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                     (iii)   Notwithstanding the foregoing provisions of this
          Section 2.14, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to limit the corporation's obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

                (d) For purposes of this Section 2.14, the term "Acting in Concert" means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                        ARTICLE III. BOARD OF DIRECTORS

          3.01. General Powers, Classification and Number. All corporate powers
                -----------------------------------------
shall be exercised by or under the authority of, and the business affairs of the corporation managed under the direction of, the Board of Directors. The number of directors of the corporation shall be six (6), divided into three classes, designated as Class I, Class II and Class III; and such classes shall consist of two (2), two (2) and two (2) directors, respectively. At the first meeting of shareholders at which directors are elected after the date these bylaws are adopted, the directors of Class I shall be elected for a term to expire at the first Annual Meeting after their election, and until their successors are duly elected and qualified, the directors of Class II shall be elected for a term to expire at the second Annual Meeting after their election, and until their successors are duly elected and qualified, and the directors of Class III shall be elected for a term to expire at the third Annual Meeting after their election, and until their successors are duly elected and qualified. At each Annual Meeting after the first meeting of shareholders at which directors are elected after the date these bylaws are adopted, the successors to the class of directors whose terms shall expire at the time of such Annual Meeting shall be elected to hold office until the third succeeding Annual Meeting, and until their successors are duly elected and qualified.

          3.02. Tenure and Qualifications. Each director shall hold office until
                -------------------------
the next Annual Meeting in the year in which such director's term expires and until his or her successor shall have been duly elected and, if necessary, qualified, or until there is a decrease in the number of directors which takes effect after the expiration of his or her term, or until his or her prior retirement, death, resignation or removal. A director may be removed from office only as provided in the articles of incorporation at a meeting of the shareholders called for the purpose of removing the director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may resign at any time by delivering written notice which complies with the Wisconsin Business Corporation Law to the Board of Directors, to the Chairman of the Board, the Chief Executive Officer or to the corporation. A director's resignation is effective when the notice is delivered unless the notice specifies a later effective date. Directors need not be residents of the State of Wisconsin or shareholders of the corporation. Except as set forth herein or in the articles of incorporation, no other restrictions, limitations or qualifications may be imposed on individuals for service as a director.

          3.03. Regular Meetings. A regular meeting of the Board of Directors
                ----------------
shall be held without other notice than this bylaw immediately after the Annual Meeting and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the Annual Meeting which precedes it, or such other suitable place as may be announced at such Annual Meeting. The Board of Directors may provide, by resolution, the date, time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings of the Board of Directors without other notice than such resolution.

          3.04. Special Meetings. Special meetings of the Board of Directors may
                ----------------
be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or any three directors. The Chairman of the Board, the Chief Executive Officer or the President may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed the place of the meeting shall be the principal office of the corporation in the State of Wisconsin.

          3.05. Notice; Waiver. Notice of each meeting of the Board of Directors
                --------------
(unless otherwise provided in or pursuant to Section 3.03 of these bylaws) shall be given by written notice delivered in person, by telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than forty-eight (48) hours prior to the meeting. The notice need not describe the purpose of the meeting of the Board of Directors or the business to be transacted at such meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be effective when the telegram is delivered to the telegraph company. If notice is given by private carrier, such notice shall be deemed to be effective when delivered to the private carrier. Whenever any notice whatever is required to be given to any director of the corporation under the articles of incorporation or these bylaws or any provision of the Wisconsin Business Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the date and time of meeting, by the director entitled to such notice shall be deemed equivalent to the giving of such notice. The corporation shall retain any such waiver as part of the permanent corporate records. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

          3.06. Quorum. Except as otherwise provided by the Wisconsin Business
                ------
Corporation Law or by the articles of incorporation or these bylaws, a majority of the number of directors specified in Section 3.01 of these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or by these bylaws, a quorum of any committee of the Board of Directors created pursuant to Section 3.12 of these bylaws shall consist of a majority of the number of directors appointed to serve on the committee. A majority of the directors present (though less than such quorum) may adjourn any meeting of the Board of Directors or any committee thereof, as the case may be, from time to time without further notice.

          3.07. Manner of Acting. The affirmative vote of a majority of the
                ----------------
directors present at a meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, as the case may be, unless the Wisconsin Business Corporation Law, the articles of incorporation or these bylaws require the vote of a greater number of directors.

          3.08. Conduct of Meetings. The Chairman of the Board, and in his or
                -------------------
her absence, the Chief Executive Officer, and in his or her absence, the President, and in his or her absence, a Vice President in the order provided under Section 4.09 of these bylaws, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairperson of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

          3.09. Vacancies. Any vacancies occurring in the Board of Directors,
                ---------
including a vacancy created by an increase in the number of directors, shall be filled only as provided in the articles of incorporation. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

          3.10. Compensation. The Board of Directors, irrespective of any
                ------------
personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

          3.11. Presumption of Assent. A director who is present and is
                ---------------------
announced as present at a meeting of the Board of Directors or any committee thereof created in accordance with Section 3.12 of these bylaws, when corporate action is taken, assents to the action taken unless any of the following occurs:
(a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director's dissent or abstention from the action taken; (c) the director delivers written notice that complies with the Wisconsin Business Corporation Law of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting; or (d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention from the action taken, and the director delivers to the corporation a written notice of that failure that complies with the Wisconsin Business Corporation Law promptly after receiving the minutes. Such right of dissent or abstention shall not apply to a director who votes in favor of the action taken.

          3.12. Committees. The Board of Directors by resolution adopted by the
                ----------
affirmative vote of a majority of all of the directors then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall have two or more members who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors. A committee may be authorized to exercise the authority of the Board of Directors, except that a committee may not do any of the following: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any Board committee; (d) amend the corporation's articles of incorporation; (e) adopt, amend or repeal bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; and (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors. Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.

          3.13. Telephonic Meetings. Except as herein provided and
                -------------------
notwithstanding any place set forth in the notice of the meeting or these bylaws, members of the Board of Directors (and any committees thereof created pursuant to Section 3.12 of these bylaws) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the presiding officer determines, in his or her sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means. Such determination shall be made and announced in advance of such meeting.

          3.14. Action Without Meeting. Any action required or permitted by the
                ----------------------
Wisconsin Business Corporation Law to be taken at a meeting of the Board of Directors or a committee thereof created pursuant to Section 3.12 of these bylaws may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.

                              ARTICLE IV. OFFICERS

          4.01. Number. The principal officers of the corporation shall be a
                ------
Chief Executive Officer, a President, the number of Vice Presidents as authorized from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. A Chairman of the Board may be elected by the

Board of Directors from among its members. In addition, such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers. Any two or more offices may be held by the same person.

          4.02. Election and Term of Office. The officers of the corporation to
                ---------------------------
be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each Annual Meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

          4.03. Removal. The Board of Directors may remove any officer and,
                -------
unless restricted by the Board of Directors or these bylaws, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

          4.04. Resignation. An officer may resign at any time by delivering
                -----------
notice to the corporation that complies with the Wisconsin Business Corporation Law. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.

          4.05. Vacancies. A vacancy in any principal office because of death,
                ---------
resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. If a resignation of an officer is effective at a later date as contemplated by Section 4.04 of these bylaws, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

          4.06. Chairman of the Board. The Board of Directors may elect one of
                ---------------------
its members the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and directors at which he or she is present. He or she shall be ex-officio, a member of all standing committees and shall be chairman of such committees as is determined by the Board of Directors. He or she shall serve in a general executive capacity and have such other powers and duties as may from time to time be prescribed by these bylaws or by resolution of the Board of Directors.

          4.07. Chief Executive Officer. The Chief Executive Officer shall be
                -----------------------
the principal executive officer of the corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize the President or any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

          4.08. President. The President shall be the principal operating
                ---------
officer of the corporation and, subject to the direction of the Board of Directors and the Chief Executive Officer, shall in general supervise and control all of the continuing operations of the corporation. The President shall have authority, subject to the authority of the Chief Executive Officer and to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by the Chief Executive Officer or by resolution of the Board of Directors; and, except as otherwise provided by law, the Chief Executive Officer or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

          4.09. The Vice Presidents. In the absence of the President or in the
                -------------------
event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.

          4.10. The Secretary. The Secretary shall: (a) keep minutes of the
                -------------
meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by the Wisconsin Business Corporation Law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain a record of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) sign with the Chairman of the Board, the Chief Executive Officer, the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the Chief Executive Officer, the President or by the Board of Directors.

          4.11. The Treasurer. The Treasurer shall: (a) have charge and custody
                -------------
of and be responsible for all funds and securities of the corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04 of these bylaws; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Chief Executive Officer, the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

          4.12. Assistant Secretaries and Assistant Treasurers. There shall be
                ----------------------------------------------
such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the Chairman of the Board, the Chief Executive Officer, the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Directors.

          4.13. Other Assistants and Acting Officers. The Board of Directors
                ------------------------------------
shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

          4.14. Salaries. The salaries of the principal officers shall be fixed
                --------
from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

                      ARTICLE V. CONTRACTS, LOANS, CHECKS
                      AND DEPOSITS; SPECIAL CORPORATE ACTS

          5.01. Contracts. The Board of Directors may authorize any officer or
                ---------
officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the Chief Executive Officer, the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

          5.02. Loans. No indebtedness for borrowed money shall be contracted on
                -----
behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

          5.03. Checks, Drafts, etc. All checks, drafts or other orders for the
                -------------------
payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

          5.04. Deposits. All funds of the corporation not otherwise employed
                --------
shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

          5.05. Voting of Securities Owned by this Corporation. Subject always
                ----------------------------------------------
to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the Chairman of the Board, the Chief Executive

Officer or the President of this corporation if any of them shall be present, or in their absence by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the Chairman of the Board, the Chief Executive Officer or the President, or in their absence, of any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the Chairman of the Board, the Chief Executive Officer, the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

          5.06. No Nominee Procedures. The corporation has not established, and
                ---------------------
nothing in these bylaws shall be deemed to establish, any procedure by which a beneficial owner of the corporation's shares that are registered in the name of a nominee is recognized by the corporation as a shareholder under Section
180.0723 of the Wisconsin Business Corporation Law.

            ARTICLE VI. CERTIFICATES FOR SHARES; TRANSFER OF SHARES

          6.01. Certificates for Shares. Certificates representing shares of the
                -----------------------
corporation shall be in such form, consistent with the Wisconsin Business Corporation Law, as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in
Section 6.06 of these bylaws.

          6.02. Facsimile Signatures and Seal. The seal of the corporation, if
                -----------------------------
any, on any certificates for shares may be a facsimile. The signature of the Chairman of the Board, the Chief Executive Officer, the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the corporation itself or an employee of the corporation.

          6.03. Signature by Former Officers. The validity of a share
                ----------------------------
certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

          6.04. Transfer of Shares. Prior to due presentment of a certificate
                ------------------
for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

          6.05. Restrictions on Transfer. The face or reverse side of each
                ------------------------
certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

          6.06. Lost, Destroyed or Stolen Certificates. Where the owner claims
                --------------------------------------
that certificates for shares have been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

          6.07. Consideration for Shares. The Board of Directors may authorize
                ------------------------
shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. In the absence of a resolution adopted by the Board of Directors expressly determining that the consideration received or to be received is adequate, Board of Directors approval of the issuance of the shares shall be deemed to constitute such a determination. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. The corporation may place in escrow shares issued in whole or in part for a contract for future services or benefits, a promissory note, or other property to be issued in the future, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits or property are received or the promissory note is paid. If the services are not performed, the benefits or property are not received or the promissory note is not paid, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

          6.08. Stock Regulations. The Board of Directors shall have the power
                -----------------
and authority to make all such further rules and regulations not inconsistent with law as it may deem expedient concerning the issue, transfer and registration of shares of the corporation.

                               ARTICLE VII. SEAL

          7.01. The Board of Directors may provide for a corporate seal for the corporation.

                           ARTICLE VIII. FISCAL YEAR

          8.01. The fiscal year of the corporation shall be from January 1 to December 31.

                          ARTICLE IX. INDEMNIFICATION

          9.01. Certain Definitions. All capitalized terms used in this Article
                -------------------
IX and not otherwise hereinafter defined in this Section 9.01 shall have the meaning set forth in Section 180.0850 of the Statute. The following capitalized terms (including any plural forms thereof) used in this Article IX shall be defined as follows:

          (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

          (b) "Authority" shall mean the entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section 9.04.

          (c) "Board" shall mean the entire then elected and serving Board of Directors of the Corporation, including all members thereof who are Parties to the subject Proceeding or any related Proceeding.

          (d) "Breach of Duty" shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with Section 9.04, to constitute misconduct under Section 180.0851(2)(a) l, 2, 3 or 4 of the Statute.

          (e) "Corporation," as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this Corporation, including, without limitation, any successor corporation or entity to this Corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this Corporation.

          (f) "Director or Officer" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article IX, it shall be conclusively presumed that any

Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

          (g) "Disinterested Quorum" shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding.

          (h) "Party" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article IX, the term "Party" shall also include any Director or Officer or employee of the Corporation who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.

          (i) Proceeding" shall have the meaning set forth in the Statute; provided, that, in accordance with Section 180.0859 of the Statute and for purposes of this Article IX, the term "Proceeding" shall also include all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Exchange Act, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) any appeal from a Proceeding; and (iv) any Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that any such Proceeding under this subsection (iv) must be authorized by a majority vote of a Disinterested Quorum.

          (j) "Statute" shall mean Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment.

          9.02. Mandatory Indemnification. To the fullest extent permitted or
                -------------------------
required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.

          9.03. Procedural Requirements.
                ------------------------

          (a)   A Director or Officer who seeks indemnification under Section
9.02 shall make a written request therefor to the Corporation. Subject to
Section 9.03(b), within 60 days of the Corporation's receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 9.05).

          (b) No indemnification shall be required to be paid by the Corporation pursuant to Section 9.02 if, within such 60-day period, (i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty or (ii) a Disinterested Quorum cannot be obtained.

          (c) In either case of nonpayment pursuant to Section 9.03(b), the Board shall immediately authorize by resolution that an Authority, as provided in Section 9.04, determine whether the Director's or Officer's conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.

          (d) (i) If the Board does not authorize an Authority to determine the Director's or Officer's right to indemnification hereunder within such 60-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Director or Officer immediately.

          9.04. Determination of Indemnification.
                --------------------------------

          (a) If the Board authorizes an Authority to determine a Director's or Officer's right to indemnification pursuant to Section 9.03, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:

                (i) An independent legal counsel; provided, that such counsel shall be mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board;

                (ii) A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Wisconsin; provided,
                                                                       --------
     however, that (A) one arbitrator shall be selected by such Director or
     -------
     Officer, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators, and (B) in all other respects, such panel shall be governed by the American Arbitration Association's then existing Commercial Arbitration Rules; or

                (iii) A court pursuant to and in accordance with Section
     180.0854 of the Statute.

          (b) In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director's or Officer's conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.

          (c) The Authority shall make its determination within 60 days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer.

          (d) If the Authority determines that indemnification is required hereunder, the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 9.05), including interest thereon at a reasonable rate, as determined by the Authority, within 10 days of receipt of the Authority's opinion; provided, however, that if it is
                                            --------  -------
determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

          (e) The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.

          (f)   All Expenses incurred in the determination process under this
Section 9.04 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.

          9.05. Mandatory Allowance of Expenses.
                -------------------------------

          (a) The Corporation shall pay or reimburse from time to time or at any time, within 10 days after the receipt of the Director's or Officer's written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred; provided, the following conditions are satisfied:

                (i) The Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

                (ii) The Director or Officer furnishes to the Corporation an unsecured executed written agreement to repay any advances made under this
     Section 9.05 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to Section 9.04.

          (b) If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 9.05, such Director or Officer shall not be required to pay interest on such amounts.

          9.06. Indemnification and Allowance of Expenses of Certain Others.
                -----------------------------------------------------------

          (a) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify a director or officer of an Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Affiliate.

          (b) The Corporation shall indemnify an employee of the Corporation who is not a Director or Officer, to the extent he or she has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Corporation.

          (c) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify (to the extent not otherwise provided in Section 9.06(b) hereof) against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such and who is not otherwise a Director or Officer.

          9.07. Insurance. The Corporation may purchase and maintain insurance
                ---------
on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article IX.

          9.08. Notice to the Corporation. A Director, Officer or employee of
                -------------------------
the Corporation shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director, Officer or employee hereunder unless the Corporation shall have been irreparably prejudiced by such failure (as determined, in the case of Directors or Officers only, by an Authority selected pursuant to Section 9.04(a)).

          9.09. Severability. If any provision of this Article IX shall be
                ------------
deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article IX contravene public policy, this Article IX shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation's intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Statute.

          9.10.  Nonexclusivity of Article IX. The rights of a Director, Officer
                 ----------------------------
or employee of the Corporation (or any other person) granted under this Article IX shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director, Officer or employee (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareholders of the corporation or otherwise, including, without limitation, under the Statute. Nothing contained in this Article IX shall be deemed to limit the Corporation's obligations to indemnify against Liabilities or allow Expenses to a Director, Officer or employee of the Corporation under the Statute.

          9.11.  Contractual Nature of Article IX; Repeal or Limitation of
                 ---------------------------------------------------------
Rights. This Article IX shall be deemed to be a contract between the Corporation
------
and each Director, Officer and employee of the Corporation and any repeal or other limitation of this Article IX or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this Article IX with regard to acts, omissions or events arising prior to such repeal or limitation.

                             ARTICLE X. AMENDMENTS

          10.01. By Shareholders. Except as otherwise provided in the articles
                 ---------------
of incorporation or these bylaws, these bylaws may be amended or repealed and new bylaws may be adopted by the shareholders at any Annual Meeting or Special Meeting at which a quorum is in attendance.

          10.02. By Directors. Except as otherwise provided by the Wisconsin
                 ------------
Business Corporation Law or the articles of incorporation, these bylaws may also be amended or repealed and new bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; provided, however, that the
                                            --------  -------
shareholders in adopting, amending or repealing a particular bylaw may provide therein that the Board of Directors may not amend, repeal or readopt that bylaw.

          10.03. Implied Amendments. Any action taken or authorized by the
                 ------------------
shareholders or by the Board of Directors which would be inconsistent with the bylaws then in effect but which is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.